STATEMENT OF COMPANY POLICY REGARDING INSIDER TRADING
Adopted: July 16, 2009
Amended: November 6, 2019
This policy applies to all officers, directors, employees and non-employee personnel of Nature’s Sunshine Products, Inc. and its subsidiaries (collectively, the “Company”) and supercedes all prior insider trading policies of the Company.

I.THE NEED FOR A POLICY STATEMENT
Under the federal securities laws, it is illegal to trade in the Company’s securities, or the securities of other companies, while in the possession of material non-public information about the Company, or the other company, respectively. It is also illegal to disclose or give material non-public information to others who may trade on the basis of that information or to advise others how to trade while in possession of material non-public information. Any person who possesses material non-public information about the Company is deemed to be an “insider.” The category of insiders is NOT limited to officers and directors.
Insider trading violations are pursued vigorously by the Securities and Exchange Commission (the “SEC”) and the U.S. Department of Justice, and such violations are punished severely. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip material non-public information to others who trade, the federal securities laws also impose potential liability on companies and other controlling persons if they fail to take reasonable steps to prevent insider trading by company personnel. Both the SEC and the Nasdaq Stock Market are very effective at detecting and pursuing insider trading cases. The SEC has successfully prosecuted cases against employees trading through foreign accounts, trading by family members and friends, and trading involving only a small number of shares.
The Company has adopted this Statement of Company Policy Regarding Insider Trading (the “Policy Statement”) both to satisfy the Company’s obligation to prevent insider trading and to help Company personnel and non-employee personnel avoid the severe consequences associated with violations of the insider trading laws. This Policy Statement is also intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with the Company (not just the officers or directors of the Company).
II.THE PENALTIES
The consequences of an insider trading violation can be extremely serious and severe, both for individuals involved in such unlawful conduct and their employers and supervisors:

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021

Traders and Tippers. Company personnel (or their tippees) who trade on material non- public information (or tip material non-public information to others) are subject to the following criminal or civil penalties, among other things:
(a)Disgorgement of profit gained or loss avoided;
(b)A civil penalty of up to three times the profit gained or loss avoided;
(c)A criminal fine of up to $5,000,000 (no matter how small the profit from the trade);
(d)A jail term of up to twenty years; and
(e)A temporary or permanent bar from serving as an officer or director of any public company.
A person who tips information to a person who then trades is subject to the same penalties as the tippee, even if the person did not trade and did not profit from the tippee’s trading.
Control Persons. The Company and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, can be subject to the following penalties:
(f)A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee’s violation; and
(g)A criminal penalty of up to $25,000,000.
Company-Imposed Sanctions. Compliance with the policies of the Company is a condition of continued employment or service with the Company of each employee, officer and director. An employee’s failure to comply with the Company’s insider trading policy will subject the employee to Company-imposed sanctions, which will include automatic dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. The Company reserves the right to determine, in its own discretion and on the basis of the information available to it, whether this Policy Statement has been violated. The Company may also determine that specific conduct violates this Policy Statement whether or not the conduct also violates the law. It is not necessary for the Company to wait for the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action. Any exceptions to this Policy Statement, if permitted, may only be granted by the Company’s General Counsel and must be provided in writing before any activity contrary to the requirements included in this Policy Statement takes place.

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021

III.STATEMENT OF POLICY
It is the policy of the Company that no director, officer or employee of the Company who is aware of material non-public information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family, friends and acquaintances. In addition, it is the policy of the Company that no director, officer or employee of the Company who, in the course of working for the Company, learns of material non-public information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities, or pass that information on to others outside the Company, until the information becomes public or is no longer material. Furthermore, the Company sometimes utilizes the services of contract personnel who are not employees of the Company. As such, non- employee personnel may have access to material non-public information about the Company. All such contract personnel must comply with the Company’s insider trading policy to the same extent as employees are required to comply with such policy. The Company will take appropriate action against any such personnel and the organizations for which they are employed if there is a failure to comply with the policies of the Company.
Covered Transactions. This Policy Statement applies to all transactions in all Company securities, which may include common stock, preferred stock, debt securities, options to acquire common stock, and derivative securities relating to the Company’s securities. This Policy Statement also applies to securities of other companies about which you learn material non- public information during the course of your relationship with the Company.
No Exception for Emergencies. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from the policy. If the employee, officer or director has material non-public information, the prohibition still applies. The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to high standards of conduct.
Disclosure of Information to Others. The Company is required under Regulation FD of the federal securities laws to avoid the selective disclosure of material non-public information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. You may not disclose such information to anyone outside the Company, including family members and friends, other than in accordance with those procedures. Further, you may not disclose such information to business associates or persons with whom the Company is doing business except to the extent that such persons are covered by a non-disclosure agreement or a

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021 duty of confidentiality and the disclosure is necessary to accomplish a business purpose of the Company. You may not pass on to others any non-public information about the Company or recommend the purchase or sale of the Company’s securities while in the possession of material non-public information (even if that information itself is not disclosed).
Internet Disclosures. Due to the risk of inadvertent disclosure of material non-public information, you may not disclose or discuss any non-public information of the Company on the Internet (including, but not limited to, electronic discussion groups and social media sites). In addition, the Company strongly discourages you from participating in such sites in any capacity when the subject matter relates to the Company or to competitors of the Company or entities with which the Company has a significant business relationship.
Material Information. Material information is any information that a reasonable investor would consider important in making a decision to buy, hold or sell securities. Any information that could reasonably be expected to affect the Company’s stock price when publicly disseminated, whether it is positive or negative, should be considered material. Some examples of information that ordinarily would be regarded as material are set forth below, but this list is not exhaustive – other information may be deemed material based upon the circumstances:
-Financial information, including, but not limited to, revenue results, operating income or loss, or net income or loss;
-Earnings that are inconsistent with the consensus expectations of the investment community or other earnings guidance, projections or budgets;
-News about a significant contract or cancellation of an existing significant contract;
-News about significant new services or lines of business;
-The gain or loss of a significant supplier;
-A pending or proposed merger, acquisition, joint venture or tender offer;
-A pending or proposed acquisition or disposition of a significant asset(s) or facility;
-A change in the Company’s dividend policy or the declaration of a stock split,
-The implementation, change in or results of a Company stock buy-back;
-A public or private offering of additional securities, borrowings, credit facilities or other financing transactions;
-A change in the Board of Directors, senior management or any other major personnel changes;
-Significant legal exposure due to actual, pending or threatened litigation;
-Government agency inquiries or investigations;

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021

-Significant cybersecurity risks and incidents; or
-Impending bankruptcy or the existence of financial or liquidity problems.
Twenty-Twenty Hindsight. Anyone scrutinizing your transactions will be doing so after the fact, with the benefit of 20/20 hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. If you are unsure whether information is material, you should consult the Company’s General Counsel before making any decision to disclose such information (other than to persons who need to know it) or to trade in or recommend securities to which that information relates.
When Information is “Public.” If you are aware of material non-public information, you may not trade until the information has been disclosed broadly to the marketplace (such as by press release or an SEC filing) and the investing public has had time to absorb the information fully. To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until after the second business day after the information is publicly released. If, for example, the Company were to make an announcement on a Monday, you should not trade in the Company’s securities until Thursday. If an announcement was made on a Friday, Wednesday generally would be the first eligible trading day after the announcement. The fact that non-public information is reflected in rumors in the marketplace does not mean that the information has been publicly disseminated.
As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the Company’s General Counsel or assume that the information is “non-public” and treat it as confidential.
Transactions by Family Members. The Company’s insider trading policy also applies to your family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities). You are responsible for the transactions of these other persons, and therefore should make them aware of the need to confer with you before they trade in the Company’s securities.
Stock Option Exercises. The Company’s insider trading policy does not apply to the exercise of an employee stock option, or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements. The policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.
Additional Prohibited Transactions. The Company considers it improper and inappropriate for any director, officer or employee of the Company to engage in short-term or

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021 speculative transactions in the Company’s securities. It therefore is the Company’s policy that directors, officers and employees may NOT engage in any of the following transactions:
a.Short Sales. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy Statement. In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales.
b.Publicly-Traded Options. A transaction in options is, in effect, a bet on the short- term movement of the Company’s stock, and therefore creates the appearance that the director, officer or employee is trading based on non-public information. Transactions in options also may focus the director’s, officer’s or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving the Company, on an exchange or in any other organized market, are prohibited by this Policy Statement. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions”).
c.Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material non-public information or otherwise is not permitted to trade in Company securities, directors, officers and employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Hedging Transactions. Certain forms of hedging or monetization transactions or similar arrangements, such as zero-cost collars and forward sale contracts, allow a director, officer or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director, officer or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, the Company prohibits you from engaging in such transactions.
Post-Termination Transactions. The Policy Statement continues to apply to your transactions in Company securities even after you have terminated service as an employee, officer, director or non-employee personnel of the Company. If you are in possession of material non-public information when your service terminates, you may not trade in Company securities until that information has become public or is no longer material.

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021

Event Specific Black-Outs; Cancellation of Existing Orders. The Company may, on occasion, engage in a major transaction or experience a significant event which would constitute material non-public information. As determined by the General Counsel, the Company may enforce a black-out period, and, in the sole discretion of the General Counsel, may prohibit directors, executive officers, and such other persons as are designated by the General Counsel (collectively, “Covered Persons”) from trading in Company stock during such transaction or event. As such, the Company may require Covered Persons to cancel existing orders (including good until cancelled orders) and also may instruct their broker to cancel any such orders. If the Company imposes an event-specific black-out period, it will notify the Covered Persons affected. The failure of the General Counsel to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material non- public information.
Company Assistance. Any person who has a question about this Policy Statement or its application to any proposed transaction may obtain additional guidance from the Company’s General Counsel. In addition, if you have any doubt as to whether you are in possession of material non-public information or whether a trade may otherwise violate this Policy Statement, you should contact the foregoing person(s) before trading any securities of the Company.
Other Procedures. The Company may change these procedures or adopt such other procedures in the future as the Company considers appropriate or advisable in order to carry out the purposes of this Policy Statement or to comply with the federal securities laws. Wherever this Policy Statement refers to, or calls for action by or involving the Company’s General Counsel, such reference shall include such other person as the General Counsel may designate from time to time, if the General Counsel is unavailable or otherwise unable to act for any reason. Wherever this Policy Statement refers to action or determination of the Company, the General Counsel shall have sole discretion to act on-behalf of the Company unless the context of the Policy Statement clearly indicates otherwise.
No Third Party Rights. This Policy Statement is not intended to create any rights in third parties with respect to any violation of its terms and is also not intended to create any legal liability for the Company or any employee, officer or director beyond those for which they are already responsible under applicable securities laws.
Certifications. All employees, officers and directors must annually certify their understanding of, and intent to comply with, this Policy Statement, using either a certification substantially similar to the certification attached to this Policy Statement or such other certification as the General Counsel shall determine is appropriate from time to time. Directors, executive officers and certain key employees are also subject to additional restrictions on their transactions in Company securities, which are described in a separate Addendum to this Policy Statement. Directors, executive officers and such key employees subject to the Addendum should sign the certification attached to that Addendum instead of the one attached hereto.

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021

CERTIFICATION

I hereby certify that:
1.I have read and understand Statement of Company Policy Regarding Insider Trading dated July 16, 2009, as amended (the “Policy Statement”). I understand that the General Counsel of Nature’s Sunshine Products, Inc. (the “Company”) are available to answer any questions I have regarding the Policy Statement.
2.I agree that I will comply with the Policy Statement for as long as I am subject to the Policy Statement.
3.I agree that the Company may at any time and in its sole discretion issue a prohibition on trading in Company securities and that the Company shall have full power and authority to cancel any outstanding orders, including “good until cancelled” orders, that I may place, but that I have the sole responsibility for compliance with the Policy Statement. I further agree and represent that I will never trade in Company securities while I am in possession of material non-public information regarding the Company or any of its subsidiaries.
4.This certification constitutes consent for the Company to issue any necessary stop-transfer orders to the Company’s transfer agent to enforce compliance with this Policy Statement.

Signature:     Name:     Date:

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021

ADDENDUM TO STATEMENT OF COMPANY POLICY REGARDING INSIDER TRADING
Adopted: July 16, 2009
Amended: June 17, 2021

This Addendum relates to the Pre-Clearance Procedures and Blackout Periods and applies to all executive officers, directors and certain key employees of Nature’s Sunshine Products, Inc. and its subsidiaries (collectively the “Company”).

In addition to adopting the Statement of Company Policy Regarding Insider Trading (the “Policy Statement”), the Company has adopted procedures governing transactions in the Company’s securities by directors and executive officers. Certain of these procedures also apply to non-executive employees who regularly become aware of earnings information or other material non-public information about the Company. This Addendum supplements the Policy Statement and describes these procedures. When considering these procedures, it is important to remember the underlying policy that no director, officer or employee in possession of material non-public information about the Company is permitted to participate in any transaction involving the Company’s securities.
I.Pre-Clearance Procedures
To help prevent inadvertent violations of the federal securities laws and to avoid even the appearance of trading on material non-public information, (i) any persons designated by the Company’s General Counsel as being subject to the Company’s pre-clearance procedures, together with their family members, may not engage in any transaction involving the Company’s securities (including a stock plan transaction such as an option exercise, gift, loan, contribution to a trust, or any other transfer) without first obtaining pre-clearance of the transaction from the General Counsel and (ii) members of the Company’s Board of Directors and the executive officers of the Company who shall be designated by the Company’s Board of Directors from time to time (“Designated Officers”), together with their family members, may not engage in any transaction involving the Company’s securities (including a stock plan transaction such as an option exercise, gift, loan contribution to a trust, or any other transfer) without first obtaining pre-clearance of the transaction from (i) the Chairman of the Company’s Board of Directors and (ii) the Chairman of the Governance Committee of the Company’s Board of Directors. Members of the Company’s Board of Directors and Designated Officers shall request pre-clearance by completing the Request for Pre-Clearance attached hereto as Exhibit A and submitting such request to the Company’s General Counsel and Chief Executive Officer at least three trading days in advance of the proposed transaction, unless earlier notice is otherwise required by the Policy Statement. The Company’s General Counsel and Chief Executive Officer will then forward the completed pre-clearance request form to the Chairman of the Board of Directors and the Chairman of the Governance Committee who will consider the pre-clearance request. The Chairman of the Board of Directors and the Chairman of the Governance Committee are under no obligation to approve a trade submitted for pre-clearance, and may in their sole discretion, determine not to permit the trade or to approve the transaction but limit the number of shares to be bought or sold. Members of the Company’s Board of Directors and Designated Officers are strongly encouraged to submit pre-clearance requests as early as possible between quarterly blackout periods to allow the Chairman of the Board and the Chairman of the Governance Committee to take into consideration the aggregate number of shares proposed to be bought or sold by Members of the Board of Directors and Designated Officers during the period between quarterly blackout periods.
If a proposed transaction receives pre-clearance, the pre-cleared transaction must be completed by the close of the fifth trading day following receipt of pre-clearance unless revoked. If the transaction does not occur during such five-day period, pre-clearance of the transaction must be re-requested.
Any person subject to the pre-clearance requirements who wishes to implement a trading plan under SEC Rule 10b5-1 must first pre-clear the plan, or any amendments or revisions to the plan, with the General Counsel and then with the Chairman of the Board and the Chairman of the Governance Committee, at least one month in advance of any trades thereunder. As required by Rule 10b5-1, you may enter into a trading plan in good faith only at a time when you are not in possession of material non-public information about the Company. In addition, you may not enter into a trading plan during a blackout period or within six months after the cancellation of any existing 10b5-1 plan. Transactions effected pursuant to a pre-cleared trading plan will not require further pre-clearance at the time of the transaction if the plan specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts.
II.Broker Interface Procedures
The accelerated reporting obligations for Section 16 reports require tight interface with brokers handling transactions for our executives. We require that you provide a copy of this Addendum to your broker and such broker must agree, in a writing submitted by you to the Company, that he or she:
(a)Will not enter any orders for you (except for orders under pre-approved Rule 10b5- 1 plans) without first:
(1)verifying with the Company that your transaction was pre-cleared; and
(2)complying with the brokerage firm’s compliance procedures (e.g., Rule
144).

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021
2

(b)Report any transactions immediately to the General Counsel of the Company via:
(1)telephone; and
(2)in writing via e-mail describing the details of every transaction involving Company stock, including gifts, transfers, and all 10b5-1 transactions.
III.Blackout Periods
(a)Quarterly Blackout Periods. The Company’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for the Company’s securities. Therefore, to avoid even the appearance of trading while aware of material non-public information, persons who are or may be expected to be aware of the Company’s quarterly financial results generally will not be pre-cleared to trade in the Company’s securities during the period beginning on the fifteenth day of the last month of the fiscal quarter and ending after the second full business day following the earlier of the Company’s (i) issuance of its quarterly earnings release, or (ii) filing of its periodic report for the corresponding quarter (or year in the case of a Form 10-K). If the fifteenth day of the last month of the fiscal quarter falls on a weekend or a federal bank holiday, the period shall commence on the first business day after the fifteenth day. Persons subject to these quarterly blackout periods include all directors and executive officers, all controllers, and all other persons who are informed by the General Counsel that they are subject to the quarterly blackout periods. The Chief Financial Officer and the General Counsel shall meet periodically to establish those employees subject to this trading window requirement.
The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, a Form 8-K filed with the SEC or by other means designed to achieve widespread dissemination of the information. You should anticipate that trades are unlikely to be pre-cleared while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market.
(b)Event-Specific Blackout Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors or employees. So long as the event remains material and non-public, as determined by the General Counsel, members of the Company’s Board of Directors, the Designated Officers, and such other persons as are designated by the General Counsel may not trade in the Company’s securities. The existence of an event- specific blackout shall be determined by the General Counsel and will not be announced, other than to those who are aware of the event giving rise to the blackout. If, however, a person whose trades are subject to pre-clearance requests permission to trade in the Company’s securities during an event-specific blackout, the General Counsel will inform the requester of the existence of a blackout period, without disclosing the reason for the blackout. Any person made aware of the existence of an event-specific blackout should not disclose the existence of the blackout to any other person. The failure of the General Counsel to designate a

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021
3

person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material non-public information.
(c)Hardship Exceptions. A person who is subject to a quarterly earnings blackout period and who has an unexpected and urgent need to sell Company stock in order to generate cash may, in appropriate and very limited rare circumstances, be permitted to sell Company stock even during the blackout period. A hardship exception may be granted only by the Company’s Chairman of the Board and Chairman of the Governance Committee, in their sole discretion, and such exception must be requested at least three trading days in advance of the proposed trade. A hardship exception may be granted only if the Company’s Chairman of the Board and Chairman of the Governance Committee conclude that the Company’s earnings information for the applicable quarter does not constitute material non-public information or if the Company does not have sufficient insight as to the Company’s earnings information as of that time. It is highly unlikely that a hardship exception will be granted, and under no circumstance will a hardship exception be granted during an event-specific blackout period.
IV.Post-Termination Transactions
If you are aware of material non-public information when you terminate service as a director, officer or employee of the Company, or discontinue providing contract services to the Company as non-employee personnel, you may not trade in Company securities until that information has become public or is no longer material. In all other respects, the procedures set forth in this Addendum will cease to apply to your transactions in Company securities upon the expiration of any “blackout period” that is applicable to your transactions at the time of your termination of service.
V.General
a.Company Assistance. Any person who has a question about the Policy Statement or this Addendum or their application to any proposed transaction may obtain additional guidance from the Company’s General Counsel. In addition, if you have any doubt as to whether you are in possession of material non-public information or whether a trade may otherwise violate the Policy Statement or this Addendum, you should contact the Company’s General Counsel before trading any securities of the Company.
Ultimately, however, the responsibility for adhering to the Policy Statement and this Addendum and avoiding unlawful transactions rests with the individual director, officer and employee.
b.Other Procedures. The Company may change these procedures or adopt such other procedures in the future as the Company considers appropriate in order to carry out the purposes of the Policy Statement and this Addendum or to comply with the federal securities laws. Wherever this Policy refers to, or calls for action by or involving the Company’s General Counsel, such reference shall include such other person as the General Counsel may designate

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021
4

from time to time, if the General Counsel is unavailable or otherwise unable to act for any reason. Wherever this Policy Statement refers to an action or determination of the Company, the General Counsel shall have sole discretion to act on-behalf of the Company unless the context of the Policy Statement clearly indicates otherwise.
c.No Third Party Rights. Neither the Policy Statement nor this Addendum is intended to create any rights in third parties with respect to any violation of its terms and neither is intended to create any legal liability for the Company or any employee, officer or director beyond those for which they are already responsible under applicable securities laws.
d.Certifications. All employees, officers and directors must annually certify their understanding of, and intent to comply with, this Policy Statement, using either a certification substantially similar to the certification attached as Exhibit B to this Policy Statement or such other certification as the General Counsel shall determine is appropriate from time to time.

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021
5

EXHIBIT A
Request for Pre-clearance
The Policy Regarding Insider Trading, and its addendum (collectively, the “Insider Trading Policy”), of Nature’s Sunshine Products, Inc. (the “Company”) requires designated officers to submit a request for pre- clearance to the Chief Executive Officer and the General Counsel at least two (2) business days in advance of the proposed transaction. You cannot initiate the requested transaction until your request for pre- clearance has been approved in writing by the Chairman of the Board of Directors and the Chairman of the Board of Director’s Governance Committee.
I am requesting pre-clearance to BUY / SELL (circle one) up to      shares of the Company’s common stock (“NATR Stock”).
If requesting pre-clearance to sell NATR Stock, please provide a reason for selling:

I hereby certify that:
-I have read and understand the Company’s Insider Trading Policy and have had an opportunity for the Company’s General Counsel to clarify for me any matters relating to the Insider Trading Policy;
-I have not violated the Insider Trading Policy and the transaction(s) for which I am requesting pre- clearance is in compliance with the Insider Trading Policy;
-I am not in possession of material non-public information, which includes information relating to the Company that has not been made public and which would reasonably be expected to have an impact on the Company’s share price if/when it is made public;
-I understand that any pre-cleared transaction must be completed within five (5) trading days of being pre-cleared and outside of any blackout period; and
-I am currently in compliance with the Company’s Stock Ownership Guidelines and will remain in compliance with such guidelines after completing the transactions for which I am requesting pre- clearance.
I will immediately notify the Company’s General Counsel if any of the above certifications change, and are no longer true, after submitting this request for pre-clearance and before I transact in NATR Stock.

Signature:      Name      Date:
Approvals:

     Date:
Chairman of the Board

     Date:
Chairman of Governance Committee

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021
6

EXHIBIT B CERTIFICATION
(For Designated Officers, Members of the Board of Directors and Certain Key Employees)

I hereby certify that:
1.I have read and understand the Policy Regarding Insider Trading dated July 16, 2009 of Nature’s Sunshine Products, Inc. (the “Company”) and the Addendum to such Statement of Policy dated July 16, 2009 and amended June 17, 2021 (collectively, the “Insider Trading Policy”). I understand that the General Counsel of the Company are available to answer any questions I have regarding the Insider Trading Policy.
2.I agree that I will comply with the Insider Trading Policy for as long as I am subject to such policy.
3.I understand that all of my trades must be preapproved by the Company’s General Counsel or, if applicable, the Chairman of the Board of Directors and the Chairman of the Governance Committee.
4.I agree that the Company may at any time and in its sole discretion issue a prohibition on trading in Company securities, and that the Company shall have full power and authority to cancel any outstanding orders, including good until cancelled orders, that I may place, but I understand that I have the sole responsibility for compliance with the Insider Trading Policy. I further agree and represent that I will never trade in Company securities while I am in possession of material non-public information regarding the Company or any of its subsidiaries.
5.This certification constitutes consent for the Company to issue any necessary stop- transfer orders to the Company’s transfer agent to enforce compliance with the Insider Trading Policy.

Signature:____________________________
Name:     Date:

Nature’s Sunshine Products, Inc. Insider Trading Addendum Adopted July 16, 2009, as amended June 17, 2021
7